UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 8, 2012
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 8, 2012, Meritage Homes Corporation (the “Company”) entered into a Second Amendment (the “Amendment”) to the Third Amended and Restated Employment Agreement (the “Agreement”) with Steven J. Hilton, its Chairman and CEO.  Following is a description of the key provisions of the Amendment.  A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The Agreement provided that Mr. Hilton would receive an annual option to purchase 90,000 shares of Meritage common stock (or such other equivalent number of shares subject to full value awards as the Compensation Committee determines in its discretion).  Previously, the Compensation Committee determined to award Mr. Hilton 37,500 RSUs annually in satisfaction of this provision.  Pursuant to the Amendment, for years after 2012, the Compensation Committee shall grant Mr. Hilton a minimum of 50,000 RSUs (or such equivalent number of shares of equity as the Committee determines in its discretion).

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1         Second Amendment to Third Amended and Restated Employment Agreement between the Company and Steven J. Hilton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2012

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer